Exhibit 5.1
January 24, 2017

Cascadian Therapeutics, Inc.

2601 Fourth Avenue, Suite 500

Seattle, Washington 98121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by Cascadian Therapeutics, Inc., a Delaware corporation (the “Company”), of (a) up to 26,659,300 shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”), to be issued pursuant to that certain Underwriting Agreement (the “Common Underwriting Agreement”), dated as of even date herewith, between the Company, Cowen and Company, LLC and Barclays Capital Inc., as representatives (the “Representatives”) of the underwriters named in Schedule I thereto, consisting of shares of common stock registered pursuant to the Registration Statement on Form S-3 (File No. 333-201317) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus dated January 7, 2015, included therein (the “Base Prospectus”), and the related prospectus supplement dated January 24, 2017, filed with the Commission pursuant to Rule 424(b) under the Act (the “Common Prospectus Supplement”), and (b) up to 1,818 shares of the Company’s Series E convertible preferred stock, par value $0.0001 per share (the “Preferred Shares” and together with the Common Shares, the “Securities”), to be issued pursuant to that certain Underwriting Agreement (the “Preferred Underwriting Agreement” and together with the Common Underwriting Agreement, the “Underwriting Agreements”), dated as of even date herewith, between the Company and the Representatives of the underwriters named in Schedule I thereto, consisting of shares of preferred stock registered pursuant to the Registration Statement, filed with the Commission under the Act, the Base Prospectus, and the related prospectus supplement dated January 24, 2017, filed with the Commission pursuant to Rule 424(b) under the Act (the “Preferred Prospectus Supplement” and together with the Base Prospectus, and the Common Prospectus Supplement, the “Prospectus”). The offering of the Common Shares and the Preferred Shares is referred to collectively as the “Offering.” The Securities are to be sold by the Company as described in the Registration Statement and the Prospectus.

Cascadian Therapeutics, Inc.

January 24, 2017

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1) the Company’s Amended and Restated Certificate of Incorporation, as amended, certified by the Delaware Secretary of State on January 19, 2017 (as amended, the “Restated Certificate”);

(2) the Company’s Bylaws, as amended, certified by the Company’s Secretary on January 20, 2017 (as amended, the “Bylaws”);

(3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4) the Prospectus;

(5) minutes of meetings and actions by written consent of the sole incorporator, the Company’s Board of Directors (the “Board”) or a committee thereof, and the Company’s stockholders that are contained in the Company’s minute books that have been provided to us by the Company, including, without limitation, the meetings and actions by written consent at which, or pursuant to which, resolutions were adopted approving the Certificate of Incorporation and the Bylaws;

(6) the following minutes of meetings of the Board and the Pricing Committee of the Board (the “Pricing Committee”) at which the Offering was approved: (i) minutes of meetings of the Board held on December 4, 2014 and January 13, 2017 and (ii) minutes of meetings of the Pricing Committee held on January 23, 2017 and January 24, 2017;

(7) a certificate from the Company’s transfer agent dated January 23, 2017 verifying the number of the Company’s issued and outstanding shares of capital stock as of January 20, 2017;

(8) a certificate of good standing of the Company issued by the Secretary of State of the State of Delaware, dated January 24, 2017, stating that the Company is qualified to do business and in good standing under the laws of the State of Delaware (the “Delaware Certificate of Good Standing”);

(9) the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock filed with the Delaware Secretary of State on September 22, 2014;

(10) a specimen certificate for shares of the Company’s Series A Convertible Preferred Stock;

(11) the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock filed with the Delaware Secretary of State on February 10, 2015;

(12) a specimen certificate for shares of the Company’s Series B Convertible Preferred Stock;

Cascadian Therapeutics, Inc.

January 24, 2017

(13) the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock filed with the Delaware Secretary of State on May 13, 2015;

(14) a specimen certificate for shares of the Company’s Series C Convertible Preferred Stock;

(15) the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock filed with the Delaware Secretary of State on June 27, 2016;

(16) a specimen certificate for shares of the Company’s Series D Convertible Preferred Stock;

(17) the Company’s Certificate of Designation of Rights, Preferences and Privileges of Series E Convertible Preferred Stock as approved by the Pricing Committee at a meeting held on January 24, 2017 (the “Certificate of Designation”)

(18) a specimen certificate for shares of the Company’s Series E Convertible Preferred Stock;

(19) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”);

(20) the Current Report on Form 8-K with which this opinion is filed as an exhibit (the “Form 8-K”); and

(21) the Underwriting Agreements.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same and the lack of any undisclosed termination, modification, waiver or amendment to any document referenced in clauses (5) and (6) above to us.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any of the Securities, there will not have occurred any change in the law or the facts affecting the validity of the Securities.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (i) the existing federal laws of the United States of America, (ii) the existing laws of the State of Washington, and (iii) the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto as in effect on the date hereof.

Cascadian Therapeutics, Inc.

January 24, 2017

With respect to our opinions expressed in paragraphs (1) and (2) below as to the Preferred Shares, we have assumed that the Certificate of Designation will be properly filed with the Secretary of State of the State of Delaware, in the form reviewed by us, prior to the issuance of the Preferred Shares.

With respect to the Preferred Shares, we have assumed that, as of each and every time any of the Preferred Shares are converted, the Company will have a sufficient number of authorized and unissued shares of Common Stock available for issuance under its Restated Certificate to permit conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation without the breach or violation of any other agreement, commitment or obligation of the Company.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the following opinion:

1.	When the Securities are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and the resolutions adopted by the Board, then such Securities will be validly issued, fully paid and nonassessable.

2.	The Common Shares issuable upon conversion of the Preferred Shares, when issued upon the conversion of the Preferred Stock in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable.

Cascadian Therapeutics, Inc.

January 24, 2017

We consent to the use of this opinion as an exhibit to the Form 8-K and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Sincerely,

/s/ Fenwick & West LLP

FENWICK & WEST LLP